INVESTMENT AND REGISTRATION RIGHTS AGREEMENT


     THIS INVESTMENT AND REGISTRATION RIGHTS AGREEMENT, dated November 14, 1995 (this "Agreement"), between SEACOR
HOLDINGS, INC., a Delaware corporation (the "Company") and
COMPAGNIE NATIONALE DE NAVIGATION, a French corporation
("CNN").

                    W I T N E S S E T H :

     WHEREAS, the Company has agreed to issue to CNN shares of common stock, $0.01 par value, of the Company (the
"Shares"), pursuant to that certain Agreement dated
November 14, 1995 (the "November 1995 Agreement"), between the Company and CNN; and

     WHEREAS, the Shares will be issued to CNN without registration under the Securities Act of 1933, as amended
(the "Securities Act"), and the Company and CNN desire to provide for the registration of the resale by CNN of the Shares and other matters with respect to the ownership by CNN of the Shares, upon the terms and subject to conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto, hereby agree as follows:

     Section 1. Certain Other Definitions. All capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the October 1995 Agreement. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

          "Business Day" means any day on which commercial banks are open for business in the City of New York, Borough of Manhattan.

          "Commission" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

          "Common Stock" means the common stock, $0.01 par value, of the Company.

          The terms "register", "registered" and
"registration" refer to a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

          "Registration Expenses" means all expenses incurred by the Company in complying with Section 4 hereof, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the NASDAQ Stock Market), printing expenses, if any (including expenses of printing certificates for the Common Stock being registered in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), fees and disbursements of counsel for the Company, fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and expenses of one firm of counsel for underwriters, if any, in connection with "blue sky" qualifications of the Shares being registered and the determination of eligibility for investment under the laws of such jurisdictions designated by the underwriters, if any), accountants' fees and expenses (including the expenses of any special audits or "comfort" letters incident to or required by any such registration), transfer taxes, fees of transfer agents and registrars, and fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and marketing expenses.

          "Securities" means the Shares, together with any other securities of the Company which hereafter are issued or distributed with respect thereto by way of exchange, reclassification, dividend or distribution, stock split, merger, consolidation, recapitalization, reorganization or otherwise, whether or not such Shares and securities have been sold to the public.

          "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     Section 2. Representations and Warranties of CNN. CNN hereby represents and warrants as follows: (i) the Shares are being acquired for CNN's own account for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act or any state securities or "blue sky" law; (ii) the Shares have not been registered under the Securities Act or any state securities or "blue sky" law; (iii) CNN either is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, or alone or together with its purchaser representative, has such knowledge and experience in financial and business matters that CNN is capable of evaluating the merits and risks of the prospective investment in the Shares and able to bear the economic consequences thereof; (iv) CNN will not sell or otherwise transfer any of the Shares (or any interest therein) except upon the terms and subject to the conditions specified herein, and acknowledges that the certificates evidencing such Shares are required to have endorsed thereon a legend to the effect set forth in the second paragraph of Section 3(a) hereof; (v) in making its decision to invest in the Shares, it has relied upon independent investigations made by it and, to the extent believed by it to be appropriate, has relied on investigations made by its representatives, including its own professional, tax and other advisors;
(vi) CNN has received and carefully reviewed all of the Company's reports (collectively, the "Public Filings") required to be filed (and filed) by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1994; and (vii) CNN and its representatives have been given the opportunity to examine all documents, including the Public Filings, and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms of the Agreement and its investment in the Shares.

     Section 3.  Restrictions on Transfer.

          (a) Legend. Each certificate representing the Shares shall have endorsed thereon a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE
     TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE
     ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN
     AVAILABLE EXEMPTION THEREFROM.  SUCH SHARES MAY BE
     TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS
     SPECIFIED IN THE INVESTMENT AND REGISTRATION RIGHTS
     AGREEMENT DATED NOVEMBER 14, 1995, BETWEEN THE COMPANY
     AND COMPAGNIE NATIONALE DE NAVIGATION, A COPY OF WHICH
     IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF
     THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF
     UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          (b)  Termination of Restrictions.  The
restrictions set forth in this Section 3(a) shall be removed, upon CNN's request, and the Shares no longer shall constitute securities subject to the registration rights provided in Section 4 of this Agreement when (i) the Shares have been transferred or sold pursuant to an effective registration statement under the Securities Act, (ii) the Shares have been transferred and sold in compliance with the resale provisions of Rule 144 under the Securities Act, or
(iii) in the opinion of independent counsel satisfactory to the Company, such legend no longer is required to be endorsed on the Shares to ensure compliance with the Securities Act.

     Section 4.  Registration under Securities Act, etc.

          (a)  Shelf-Registration.  (i)  General.  The
Company shall prepare and file with the Commission on or prior to the six-month anniversary of the date hereof, a "shelf" registration statement on Form S-3 (or on another appropriate form under the Securities Act available for use by the Company) relating to the resale of the Shares by CNN in accordance with the methods of distribution set forth in the prospectus forming a part of such registration statement and Rule 415 under the Act (a "Shelf Registration Statement"), and shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. It is understood and agreed that such "shelf" registration statement may have included therein shares of Common Stock offered for sale, from time to time, by other holders of Common Stock.

               (ii)  Effective Period.  The Company agrees
to use its best efforts to keep the Shelf Registration Statement continuously effective until the first to occur of the second anniversary of the date hereof or the date on which all the Shares covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan of distribution intended by CNN and as disclosed in the prospectus forming part of the Shelf Registration Statement (the "Effective Period"). Any period within the Effective Period during which the Company fails to keep the Shelf Registration Statement effective and otherwise in compliance with Section 10(a) of the Securities Act is hereafter referred to as a "Suspension Period." A Suspension Period shall commence on and include the date on which the Company provides notice that the Shelf Registration Statement is no longer effective, that the prospectus included in the Shelf Registration Statement no longer complies with the requirements therefor prescribed by Section 10(a) of the Securities Act, or that the Company otherwise is required, upon the advice of counsel, to suspend the sale of Shares due to the occurrence of an event of the type described in
Section 4(c)(vi) and shall end on the date when CNN either receives copies of the supplemented or amended prospectus contemplated by Section 4(c)(vi) or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the Effective Period shall be extended by a period coincident with the aggregate number of days included in all Suspension Periods.

               (iii)  Block-out Period.  CNN agrees by its
acquisition of the Shares, if so requested by the Company, not to effect any Sale of Shares pursuant to the Shelf Registration Statement for any period reasonably deemed necessary by the Company in connection with an Underwritten Offering of shares of Common Stock pursuant to any demand registration rights granted to another entity or the offering of shares of Common Stock by the Company for its own account. The Company agrees that the Effective Period shall be extended by the period with the aggregate number of days included in the periods during which CNN suspended sales of Shares pursuant to the Shelf Registration Statement at the Company's request, without duplication of the extension of such period referred to in Section 4(a)(ii).

          (b)  Incidental Registration; Right and/or
Requirement to Include the Shares in a Company Registration:
If at any time after the sixth-month anniversary of the date hereof and prior to December 31, 1999, the Company proposes to register under the Securities Act on any registration form available for the general registration of securities to be sold for cash, other than on Form S-4 or S-8 (or any successor form for securities to be offered in a transaction of the type contemplated by Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan) any shares of Common Stock, whether or not for its own account, the Company promptly shall furnish written notice to CNN of its intention to effect such Securities Act registration, together with a reasonable description of CNN's incidental rights under this Section 4(b)(i) (the "Company Piggyback Notice"). Upon the written request of CNN made within 10 business days after the receipt by it of the Company Piggyback Notice (which request shall specify the number of Shares intended to be disposed of by CNN and the method of distribution intended by CNN (the "CNN Inclusion Notice")), the Company shall use its best efforts to cause all such Shares specified in the CNN Inclusion Notice to be registered under the Securities Act, together with the other shares of Common Stock which the Company at the time proposes to register, all to the extent practicable to permit the disposition of the Shares pursuant to the Company's registration statement in accordance with the methods of distribution intended by CNN. If the Company thereafter reasonably shall determine not to register or to delay the registration of its Common Stock, the Company shall provide written notice of such determination to CNN and (x) in the case of a determination not to effect a registration pursuant to this Section 4(b)(i), thereupon shall be relieved of the obligation to register the Shares pursuant to this Section 4(b)(i), and (y) in the case of a determination to delay a registration pursuant to this
Section 4(b)(i), thereupon shall be permitted to delay the registration of the Shares for the period coincident with the delay in respect of the Common Stock being registered for the Company's own account (or the account of the other holder(s), if any, in respect of which the Company registration contemplated by this Section 4(b)(i) is being effected).

          (c)  Registration Procedures.  The Company shall:

               (i)  cause any registration statement filed
pursuant to Section 4 hereof and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and
(B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (ii)  prepare and file with the Commission
such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement until the earlier of such time as all such Shares have been disposed of in accordance with the intended methods of disposition by CNN or, in the case of the Shelf Registration Statement, for the period ending on the second anniversary of the date hereof, and, in the case of a registration pursuant to Section 4(b) hereof, 90 days after such registration statement is declared effective by the Commission; and will furnish to CNN a copy of any amendment or supplement to such registration statement or prospectus prior to filing it with the Commission and shall not file any such amendment or supplement to which CNN shall reasonably have objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (iii)  furnish to CNN such number of
conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement
(including each preliminary prospectus and any summary prospectus), such number of the documents, if any, incorporated by reference in such registration statement or prospectus, and such number of other documents, as CNN reasonably may request;

               (iv)  use its best efforts to register or
qualify the Shares covered by such registration statement under such securities or "blue sky" laws of the states of the United States as CNN reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable CNN to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 4(c)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (v)  upon request, furnish to CNN a signed
counterpart, addressed to CNN, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, dated the effective date of such registration statement (and, if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), covering substantially the same matters with respect to such registration statement (and the prospectus included in such registration statement) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in Underwritten Offerings of securities and, in the case of the accountants' letter, such other financial matters, as the managing underwriter for CNN reasonably may request;

               (vi)  immediately notify CNN, at any time
when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and prepare and furnish to CNN a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Shares from CNN, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Shares registered pursuant to such registration statement CNN agrees that it will not sell any Shares pursuant to such registration statement during the time that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

               (vii)  use its best efforts to comply with
all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

               (viii)  provide and cause to be maintained a
transfer agent and registrar for the Shares covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that CNN shall furnish to the Company such information regarding it and the method of distribution of Shares intended by it as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

          (d) Underwritten Offerings. (i) Incidental Underwritten Offerings. If the Company at any time proposes to register any shares of Common Stock under the Securities Act as contemplated by Section 4(b) hereof and such securities are to be distributed by or through one or more underwriters, the Company shall provide 20 days prior written notice to CNN of such proposal and will use its best efforts if requested by CNN in connection with such incidental registration of Shares to arrange for such underwriters to include, on the same terms as the other shares of Common Stock being distributed, the Shares to be offered and sold by CNN, together with such other securities to be distributed by or through such underwriters; provided, however, that, for purposes of this sentence, best efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be distributed on behalf of the Company by or through such underwriters. CNN shall be a party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of CNN and the Company will cooperate with CNN such that the conditions precedent to the obligations of CNN under such underwriting agreement shall include conditions that are customary in underwriting agreements and otherwise reasonably satisfactory to CNN.
CNN shall not be required by the Company to make any representations or warranties to or agreements (including indemnity agreements customary in secondary offerings) with the Company or the underwriters other than reasonable representations, warranties or agreements regarding CNN, its ownership of the Shares and its intended method or methods of distribution.

               (ii)  Holdback Agreements; Press Releases.

                    (A)  If any registration pursuant to
     this Agreement shall be effected by means of an Underwritten Offering, CNN agrees by acquisition of the Shares, if so required by the managing underwriter, not to effect any public sale or distribution of the Shares (other than as part of such underwritten public offering) within 30 days prior to the effective date of such registration statement or 90 days after the effective date of such registration statement. In order to ensure compliance with the provisions of this
     Section 4(d)(ii)(A), the Company agrees to notify CNN as to the status and proposed effective date of any registration statement of the Company which has been filed with the Commission.

                    (B)  The Company agrees (x) not to
     effect any public sale or distribution of any shares of the Common Stock or securities convertible into or exchangeable or exercisable for any shares of the Common Stock during the period commencing on the 30th day prior to and ending on the earlier of 90 days after any registration statement filed in connection with an Underwritten Offering has become effective and the date on which all securities under such registration statement are sold, except as part of such Underwritten Offering and except pursuant to registrations on Form S-4 or S-8 or any successor forms thereto, and (y) to use its best efforts to cause each holder of the Common Stock or any securities convertible into or exchangeable or exercisable for any shares of the Common Stock, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period.

                    (C)  Before CNN shall disseminate or
     announce publicly any information concerning a proposed offering pursuant to this Section 4 hereof that is intended for or may result in public knowledge thereof, CNN shall so advise the Company and shall not disseminate or announce publicly such information without the Company's consent, unless such information is otherwise publicly available or the dissemination thereof is required by applicable law.

          (e) Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering any Shares under the Securities Act as contemplated by this Agreement, the Company shall give CNN, its underwriters, if any, and CNN's counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included in such registration statement or filed with the Commission and each amendment or supplement thereto, and will give it such reasonable access to the Company's books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of CNN and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, CNN shall use its reasonable best efforts to coordinate its investigation and due diligence efforts and, to the extent practicable, will act through a single firm of counsel and a single firm of accountants and will enter into appropriate confidentiality agreements with the Company in a form satisfactory to the Company.

          (f) Indemnification. (i) Indemnification by the Company. The Company shall indemnify and hold harmless CNN, its directors and officers and each other person, if any, who controls CNN within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages, liabilities or expenses (each a "Loss" and collectively "Losses"), joint or several, to which CNN or any such persons may become subject under the Securities Act or otherwise, insofar as such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in an effective registration statement in which such Shares were included for registration under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or any document incorporated by reference in such registration statement, or
(B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, as the case may be, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by CNN or any such director, officer or controlling person expressly for use in the preparation of such registration statement; provided, further, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, if CNN shall have failed to deliver a copy of the final prospectus to the individual or entity asserting such Losses after the Company shall have furnished CNN with a sufficient number of copies of the same, and the final prospectus shall have corrected such untrue statement or omission; and provided, further, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission shall have been corrected in an amendment or supplement to the final prospectus and CNN shall have failed to deliver such final prospectus as so amended or supplemented prior to or concurrently with the sale of the Shares covered by a registration statement to the individual or entity asserting such Losses after the Company shall have furnished CNN with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same. The Company shall have the burden of proving that it delivered such corrected documents to CNN; it being hereby agreed that:
any customary bill of lading, invoice or receipt that is transmitted or issued by any postal delivery, courier or special mail service that is signed by an employee or agent of CNN who generally performs delivery and mail receipt services, or any other bona fide records maintained by such postal delivery, courier or mail service indicating such receipt, shall constitute conclusive evidence of the delivery of such corrected documents. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CNN or any aforementioned director, officer or controlling person and shall survive the transfer of the Shares by CNN.

               (ii)  Indemnification by CNN.  The Company
may require, as a condition to including any Shares in a registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from CNN, any of its officers or directors, and any person who controls CNN within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(f)(i) hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included in such registration statement, or any amendment or supplement to such registration statement or prospectus, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by CNN or any of its directors, officers or each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act expressly stating that such information is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Shares by CNN.

               (iii) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 4(f)(i) and 4(f)(ii) hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under Sections 4(f)(i) or 4(f)(ii) hereof, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case any action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, within a reasonable time after notice of the commencement thereof, or (C) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If either of the events specified in clauses (A),
(B) or (C) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. Anything in this Section 4(f)(iii) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

               (iv)  Contribution.  If the indemnification
provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such Losses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the indemnified party, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. The Company and CNN agree that it would not be just and equitable if contributions pursuant to this Section 4(f)(iv) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

               (v)  Indemnification Payments.  Periodic
payments of amounts required to be paid pursuant to this
Section 4 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are received in respect of any particular
Loss damage or liability is incurred.

               (vi)  Limitation on Seller's Payments.
Notwithstanding any provision of this Agreement to the contrary, the liability of CNN under this Section 4(f) shall in no event exceed the proceeds received by CNN from the sale of Shares covered by the registration statement giving rise to such liability.

               (vii)  Adjustment of Liability.  Any
indemnifiable Loss under this Section 4 shall be reduced by any tax benefit accruing to the indemnified party on account of the indemnification payment and by the amounts actually recovered by the indemnified party from its insurance carriers in respect of such Loss and any amounts recovered by such party subsequent to the payment by the indemnifying party hereunder with respect to the same claim shall be remitted to such indemnifying party, except that such remittance shall not exceed the amount of the indemnification payment made by such indemnifying party.

          (g) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with the performance of its obligations under Section 4 of this Agreement and, in the event of a Shelf Registration
Statement, shall bear or reimburse CNN for the reasonable fees and disbursements of one firm of counsel designated by it.

     Section 5. Rule 144. The Company shall comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable CNN to sell Shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation). Upon the request of CNN, the Company will deliver to CNN a written statement as to whether it has complied with such requirements.

     Section 6. Amendments and Waivers. This Agreement may be amended or modified and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, modification, action or omission to act, of CNN. CNN shall be bound by any consent authorized by this Section 6, whether or not such Shares shall have been marked to indicate such consent.

     Section 7. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made
(i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or
(iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

          (a)  if to CNN, at 50 Blvd. Haussmann, 75009,
Paris, France, Attn: Pierre de Demandolx, Telecopy No.: 011-
33-1-42-862037; and

          (b) if to the Company, at 1370 Avenue of the Americas, New York, New York 10019, Attn: Mr. Randall Blank,
Telecopy No.: (212) 582-8522;

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. If notice is given pursuant to this
Section 7 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

     Section 8.  Secretary to Retain Copy.  A copy of this
Agreement, including all Exhibits hereto, shall be filed with the Secretary of the Company, and the Secretary shall make it available to CNN at all reasonable times during normal business hours.

     Section 9. Entire Agreement. This Agreement and the November 1995 Agreement embody the entire agreement and understanding between the Company and CNN in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Shares. This Agreement and the November 1995 Agreement supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

     Section 10.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby).

     Section 11. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     Section 12. Termination. The rights obligations under this Agreement shall automatically terminate upon the earlier to occur of (a) the sale of all Shares by CNN and
(b) the end of the Effective Period, as the same may be extended pursuant to Sections 4(a)(ii) and 4(a)(iii) hereof.

     Section 13. Miscellaneous. The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to CNN in this Agreement; provided, however, that the Company shall be permitted to enter into registration rights agreements after the date of this Agreement. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                         SEACOR HOLDINGS, INC.



                         By: /s/ Randall Blank
                            -------------------------------
                            Name:  Randall Blank
                            Title: Executive Vice President



                         COMPAGNIE NATIONALE DE NAVIGATION



                         By: /s/ Pierre de Demandolx
                            -------------------------------
                            Name:  Pierre de Demandolx
                            Title: Executive Vice President